EXHIBIT 99.1

[Huron Consulting Group Logo]

News

FOR IMMEDIATE RELEASE
November 2, 2006

Huron Consulting Group
Reports Third Quarter 2006 Financial Results

•	Revenues of $75.2 million for Q3 2006 increased 38.5% from $54.3 million in Q3 2005.
•	Revenues of $205.2 million for the nine months ended September 30, 2006 increased 35.3% from $151.6 million in the same period last year.
•	GAAP diluted earnings per share for Q3 2006 were $0.39 compared to $0.22 in Q3 2005.
•	Headcount for revenue-generating professionals totaled 810 at September 30, 2006 compared to 626 at September 30, 2005.

CHICAGO - November 2, 2006 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the third quarter ended September 30, 2006.

Third Quarter 2006 Results
Revenues of $75.2 million for the third quarter of 2006 increased 38.5% from $54.3 million for the third quarter of 2005. The Company’s third quarter 2006 operating income increased 68.0% to $12.1 million compared to $7.2 million in the third quarter of 2005. Net income was $6.8 million, or $0.39 per diluted share, for the third quarter of 2006 compared to $3.8 million, or $0.22 per diluted share, for the comparable quarter last year. As previously disclosed, net income in the third quarter of 2005 was reduced by the write-off of an intangible asset and secondary offering costs resulting in a reduction in net income of $0.7 million, or $0.04 per diluted share.

“We continue to see strong demand in the marketplace for our services. Our third quarter financial results were driven by significant growth in our Disputes and Investigations, Galt & Company, Higher Education, and Legal Business Consulting practices. There was also solid demand for services from our Healthcare and other practices,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “We are encouraged by our outlook for the remainder of the year and well-positioned as we enter 2007.”

Third quarter 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (4) increased 58.2% to $15.5 million, or 20.6% of revenues, compared to $9.8 million, or 18.1% of revenues, in the comparable quarter last year. Adjusted EBITDA (4), which excludes costs associated with a secondary offering of the Company’s common stock and share-based compensation expense, increased 49.2% to $18.0 million in the third quarter of 2006, or 24.0% of revenues, compared to $12.1 million, or 22.2% of revenues, in the comparable quarter last year.

Headcount for revenue-generating professionals increased 29.4% to 810 at September 30, 2006 compared to 626 at September 30, 2005. Billable consultant utilization rate was 78.9% during the third quarter of 2006 compared with 76.2% during the same period last year. Average billing rate per hour increased 5.3% to $257 for the third quarter of 2006 from $244 for the third quarter of 2005.

Third Quarter 2006 Segment Performance
Both of the Company’s segments - Financial Consulting and Operational Consulting - continued to demonstrate the success of a balanced portfolio of service offerings based upon strong marketplace demand and solid revenue growth.

Revenues for the Financial Consulting segment were $34.6 million for the third quarter of 2006, increasing 4.2% from $33.3 million in the third quarter of 2005. Segment operating income increased 6.1% to $14.2 million from $13.4 million in the same quarter a year ago. As of the end of the quarter, the Financial Consulting segment had 336 revenue-generating professionals, up 9.1% from a year ago. Billable consultant utilization rate for the quarter was 80.7% compared to 82.9% a year ago. Average billing rate per hour for the segment was $278 for the third quarter of 2006, compared to $274 the same period a year ago.

Revenues for the Operational Consulting segment were $40.5 million for the third quarter of 2006, increasing 92.6% from $21.1 million in the third quarter of 2005. Segment operating income increased 125.4% to $14.7 million from $6.5 million during the same period a year ago. As of the end of the quarter, the Operational Consulting segment had 474 revenue-generating professionals, up 49.1% from a year ago. Billable consultant utilization rate for the quarter was 77.4% compared to 69.6% in the third quarter of 2005. Average billing rate per hour for the segment increased 14.8% to $240 from $209 in the prior year.

Year-to-Date Results
Revenues of $205.2 million for the nine months ended September 30, 2006 increased 35.3% from $151.6 million for the same period last year. The Company's operating income increased 40.3% to $33.1 million for the nine months ended September 30, 2006 compared to $23.6 million for the same period last year. Net income was $18.7 million, or $1.08 per diluted share, for the nine months ended September 30, 2006 compared to $13.3 million, or $0.79 per diluted share, for the comparable period last year. As previously disclosed, net income in the third quarter of 2005 was reduced by certain charges resulting in a reduction in net income of $0.7 million, or $0.04 per diluted share.

Year-to-date 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (4) increased 44.7% to $41.3 million, or 20.1% of revenues, compared to $28.5 million, or 18.8% of revenues, in the comparable period last year. Adjusted EBITDA (4), which excludes costs associated with a secondary offering of the Company’s common stock and share-based compensation expense, increased 44.8% to $49.1 million for the first nine months of 2006, or 23.9% of revenues, compared to $33.9 million, or 22.4% of revenues, in the same period last year.

Huron’s billable consultant utilization rate was 77.7% during the first nine months of 2006 up from 76.2% during the same period last year. Average billing rate per hour increased 4.4% to $260 during the first nine months of 2006 up from $249 in the same period of 2005.

Year-to-Date Segment Performance
Revenues for the Financial Consulting segment were $101.3 million for the nine months ended September 30, 2006, increasing 15.5% from $87.7 million in the same period last year. Segment operating income increased 12.5% to $40.3 million from $35.8 million during the same period a year ago. Billable consultant utilization for the nine months ended September 30, 2006 was 79.5% compared to 79.4% a year ago. Average billing rate per hour for the segment was $282 for the nine months ended September 30, 2006, compared to $277 in the same period a year ago.

Revenues for the Operational Consulting segment were $103.9 million for the nine months ended September 30, 2006, increasing 62.6% from $63.9 million in the same period last year. Segment operating income increased 66.3% to $37.4 million from $22.5 million during the same period a year ago. Billable consultant utilization rate for the nine months ended September 30, 2006 was 76.2% up from 72.9% for the nine months ended September 30, 2005. Average billing rate per hour for the segment increased 9.1% to $240 from $220 in the same period last year.

Acquisitions of Aaxis Technologies Inc. and Document Review Consulting Services LLC
On July 31, 2006, Huron acquired Aaxis Technologies Inc. and Document Review Consulting Services LLC in two separate transactions. These acquisitions enhance the Company’s service offerings to the office of the general counsel and law firms to help manage the proliferation of printed and electronic documents.

Outlook for Remainder of 2006
Based on currently available information, the Company expects Q4 2006 revenues before reimbursable expenses in a range of $79 million to $81 million, operating income in a range of $13 million to $14 million, and between $0.42 and $0.45 in diluted earnings per share.

The Company anticipates full year 2006 revenues before reimbursable expenses in a range of $284 million to $286 million, operating income in a range of $47 million to $48 million, and between $1.53 and $1.56 in diluted earnings per share excluding secondary offering costs of approximately $0.03 per share. Including secondary offering costs, GAAP operating income would then be in a range of $46 million to $47 million and GAAP diluted earnings per share would be between $1.50 and $1.53. Share-based compensation expense of approximately $3 million and $10 million is included in the Q4 2006 and full year 2006 estimates, respectively. Weighted average diluted share counts for 2006 are estimated to be 17.6 million for Q4 2006 and 17.4 million for full year 2006.

Third Quarter 2006 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com. A rebroadcast will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2006 and future results in 2006 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

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HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenues and reimbursable expenses:
Revenues	$75,194	$54,309	$205,150	$151,586
Reimbursable expenses	7,921	4,840	20,051	13,901
Total revenues and reimbursable expenses	83,115	59,149	225,201	165,487
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	42,973	30,596	116,399	85,294
Intangible assets amortization	467	682	2,183	1,067
Reimbursable expenses	7,907	4,974	20,240	14,065
Total direct costs and reimbursable expenses	51,347	36,252	138,822	100,426
Operating expenses:
Selling, general and administrative	16,724	13,774	47,278	37,603
Depreciation and amortization	2,921	1,905	5,998	3,861
Total operating expenses	19,645	15,679	53,276	41,464
Operating income	12,123	7,218	33,103	23,597
Other income (expense):
Interest income (expense), net	(404)	84	(365)	313
Other expense	—	(37)	—	(36)
Total other income (expense)	(404)	47	(365)	277
Income before provision for income taxes	11,719	7,265	32,738	23,874
Provision for income taxes	4,934	3,499	14,077	10,624
Net income	$6,785	$3,766	$18,661	$13,250

Earnings per share:
Basic	$0.41	$0.24	$1.15	$0.85
Diluted	$0.39	$0.22	$1.08	$0.79

Weighted average shares used in calculating earnings per share:
Basic	16,424	15,777	16,272	15,657
Diluted	17,415	16,950	17,220	16,801

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$943	$31,820
Receivables from clients, net	51,858	29,164
Unbilled services, net	24,726	18,187
Income tax receivable	2,510	232
Deferred income taxes	15,903	12,553
Other current assets	5,619	5,799
Total current assets	101,559	97,755
Property and equipment, net	27,357	13,162
Deferred income taxes	4,777	2,154
Deposits and other assets	1,468	1,147
Intangible assets, net	5,269	844
Goodwill	50,146	14,637
Total assets	$190,576	$129,699

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,778	$2,671
Accrued expenses	8,572	4,357
Accrued payroll and related benefits	33,356	32,073
Income tax payable	—	491
Deferred revenues	3,538	4,609
Borrowings	22,000	—
Current portion of notes payable and capital lease obligations	1,143	1,282
Total current liabilities	73,387	45,483
Non-current liabilities:
Deferred compensation and other liabilities	414	274
Notes payable and capital lease obligations, net of current portion	1,134	2,127
Deferred lease incentives	10,623	6,283
Total non-current liabilities	12,171	8,684
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 18,408,981 and 17,397,312 shares issued at September 30, 2006 and December 31, 2005, respectively	178	174
Treasury stock, at cost, 346,037 and 148,933 shares at September 30, 2006 and December 31, 2005, respectively	(7,322)	(3,061)
Additional paid-in capital	73,990	58,908
Retained earnings	38,172	19,511
Total stockholders’ equity	105,018	75,532
Total liabilities and stockholders equity	$190,576	$129,699

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Operating Results (in thousands):	2006	2005	2006	2005
Revenues and reimbursable expenses:
Financial Consulting	$34,645	$33,259	$101,274	$87,702
Operational Consulting	40,549	21,050	103,876	63,884
Total revenues	75,194	54,309	205,150	151,586
Total reimbursable expenses	7,921	4,840	20,051	13,901
Total revenues and reimbursable expenses	$83,115	$59,149	$225,201	$165,487

Operating income:
Financial Consulting	$14,222	$13,400	$40,316	$35,844
Operational Consulting	14,678	6,511	37,408	22,499
Total segment operating income	$28,900	$19,911	$77,724	$58,343

Other Operating Data:
Number of revenue-generating professionals (at period end) (1):
Financial Consulting - Billable Consultants	336	308
Operational Consulting - Billable Consultants	428	318
Operational Consulting - Other Professionals	46	—
Total	810	626
Average number of revenue-generating professionals (for the period) (1):
Financial Consulting - Billable Consultants	319	297	310	280
Operational Consulting - Billable Consultants	400	298	364	263
Operational Consulting - Other Professionals	22	—	9	—
Total	741	595	683	543
Billable consultant utilization rate (2):
Financial Consulting	80.7%	82.9%	79.5%	79.4%
Operational Consulting	77.4%	69.6%	76.2%	72.9%
Total	78.9%	76.2%	77.7%	76.2%
Average billing rate per hour (3):
Financial Consulting	$278	$274	$282	$277
Operational Consulting	$240	$209	$240	$220
Total	$257	$244	$260	$249

(1)
Revenue-generating professionals consist of our billable consultants and other professionals. Billable consultants generate revenues primarily based on number of hours worked while our other professionals generate revenues based on number of hours worked and units produced, such as pages reviewed and data processed. Revenue-generating professionals exclude interns and independent contractors.

(2)
We calculate the utilization rate for our billable consultants by dividing the number of hours all our consultants worked on client assignments during a period by the total available working hours for all of our consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)
For engagements where revenues are based on number of hours worked by our billable consultants, average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

HURON CONSULTING GROUP INC.
RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION (4)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenues	$75,194	$54,309	$205,150	$151,586

Operating income	$12,123	$7,218	$33,103	$23,597
Add back:
Depreciation and amortization	3,388	2,587	8,181	4,928
Earnings before interest, taxes, depreciation and amortization (EBITDA) (4)	15,511	9,805	41,284	28,525
Add back:
Share-based compensation	2,501	1,887	7,223	4,993
Secondary offering costs	—	384	567	384
Total adjusted items	2,501	2,271	7,790	5,377
Adjusted EBITDA (4)	$18,012	$12,076	$49,074	$33,902
Adjusted EBITDA as a percentage of revenues	24.0%	22.2%	23.9%	22.4%

RECONCILIATION OF NET INCOME TO NET INCOME BEFORE CERTAIN CHARGES AND
ADJUSTED NET INCOME BEFORE CERTAIN CHARGES (4)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net income	$6,785	$3,766	$18,661	$13,250
Diluted earnings per share	$0.39	$0.22	$1.08	$0.79
Add back certain charges:
Write-off of intangible asset (5)	—	557	—	557
Secondary offering costs	—	384	567	384
Tax effect	—	(228)	—	(228)
Total certain charges, net of tax	—	713	567	713
Net income before certain charges (4)	$6,785	$4,479	$19,228	$13,963
Diluted earnings per share before certain charges(4)	$0.39	$0.26	$1.12	$0.83
Add back other adjustments:
Amortization of intangible assets	1,457	810	3,516	1,287
Share-based compensation	2,501	1,887	7,223	4,993
Tax effect	(1,613)	(1,104)	(4,392)	(2,572)
Total adjustments, net of tax	2,345	1,593	6,347	3,708
Adjusted net income before certain charges (4)	$9,130	$6,072	$25,575	$17,671
Adjusted diluted earnings per share before certain charges (4)	$0.52	$0.36	$1.49	$1.05

(4)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, net income before certain charges, and adjusted net income before certain charges, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(5)	During the third quarter of 2005, one of the Company's clients filed for bankruptcy. The client filed an application with the Bankruptcy Court to authorize the retention of the Company during the bankruptcy process. The Bankruptcy Court approved the Company's retention. In connection with the retention, the Company wrote-off an intangible asset and recorded a charge of $0.6 million.